Exhibit 99.1

RGS Energy Issues Business Update

Reports Progress on Top Line Growth Strategy

Denver, CO, April 24, 2017 – RGS Energy (NASDAQ:RGSE), a residential and small business commercial solar company since 1978, provided a business update following its presentation at the 29th Annual Roth Conference on March 15, 2017. A copy of the presentation is available on the company’s website.

“I feel good about the progress we are making since we presented our strategy for top line revenue growth at the Roth conference,” said Dennis Lacey, CEO of RGS Energy. “Our vision remains to grow top line revenue by growing the size of our sales organizations, and supporting them with training and cost effective marketing leads.”

RGS Energy’s positive outlook is supported by strong tailwinds emerging in the U.S. residential solar market, which is projected to grow at 9% in 2017, per GTM Research, with direct ownership predicted to overtake leasing for the first time. GTM projects total installed U.S. solar PV capacity to nearly triple over the next five years.

“We made the strategic decision not to adopt the business model of major solar companies whereby it appears to us the more they grow, the more they lose,” said Dennis Lacey, RGS Energy’s CEO.  “I feel we have been making the right calls.  We were the first public residential focused solar company to adopt direct ownership versus leasing.  We also made the call early on that the industry model for customer acquisition costs was too expensive, exited unprofitable markets such as large commercial, and physically exited the highly saturated costly California market. We have already taken the painful steps to optimize our operating cost structure and are the only debt-free public residential focused solar company in the United States.”

Update on Company Sales:

(000's omitted)	1st Quarter Preliminary Mar. 31, 2017	Last Quarter Reported Dec. 31, 2016
Gross sales	$3,017	$2,556
Cancellations	1,047	1,886
Net sales:	$1,960	$670

The company increased net sales 194%.

“We have a long history with community solarize programs having done 39 in our history in which we have typically enjoyed higher lead to sales rates,” noted Tom Champlin, RGS Energy’s Head of East Coast Sales. “On April 5, we launched the Granby, Connecticut solarize program; the township has set a four-month selling period. We typically enjoy higher lead to sale rates for community solarize programs. The traditional season for community solarize programs is just beginning, and we expect to bid on additional programs in the coming months.”

Update on Residential Sales Organization:

	1st Quarter Preliminary Mar. 31, 2017	Last Quarter Reported Dec. 31, 2016
Sales managers	8	6
Direct sales people	36	21
Sales support	12	6
Total:	56	33

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The company increased the size of the residential segment sales organization by 70%.

“The number one driver of our top line revenue growth strategy is the hiring and training of our sales teams,” said Karen Rainone, RGS Energy’s Director of Human Resources.  “We are meeting our sales force growth objectives, and to match our training capabilities with this growth, we recently added a senior leader with an extensive training record.”

Update on Sunetric Organization:

The company reported April 17, 2017 on the very timely ruling by the Hawaii Public Utility Commission (“PUC”) authorizing an estimated 20 megawatts of additional capacity for its customer grid-supply solar program. This has coincided with Sunetric’s focus on building its sales and construction teams in Hawaii for growth.

“As previously disclosed, the market in Hawaii has been quite challenging for solar companies,” said Alan Fine, RGS Energy’s Principal Financial Officer. “However, our view has recently become bullish due to the recent announcement by the PUC and our new local management team, who for the first 19 days of April, have already sold $125k, more than the entire first quarter.”

Update on Residential Segment Operations:

	1st Quarter Preliminary Mar. 31, 2017	Last Quarter Reported Dec. 31, 2016
Operations construction team	36	38
Operations support team	35	34
Total	71	72
Average COGS cost per watt	$3.26	$3.07
Average cycle time	143	216

“We plan to add to our construction crews very soon to meet the growth in sales,” said Brad Bentzen, RGS Energy’s Director of Residential Operations. “To maximize the customer experience, we have set and are meeting the goal of reducing our cycle time for installations.”

“As the first quarter is seasonally a challenge for construction, the average cost per watt is higher during this period,” continued Bentzen. “We expect this metric to decline throughout the year as our revenue grows.”

Update on Cost Effective Residential Marketing:

	1st Quarter Preliminary Mar. 31, 2017	Last Quarter Reported Dec. 31, 2016
Avg. number of lead program providers	37	27
Cost effective lead programs paid on performance – percentage of total lead mix	36%	2%

“For profitability, we set the goal to move away from the industry approach of purchasing paid lead lists, regardless of whether it results in a signed customer contracts" said Seth Wiggins, RGS Energy’s Vice President of Sales. “We are currently signing vendor contracts with lead vendors where we pay for performance, meaning it results in signed customer contracts.”

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Wiggins further stated: “As announced on April 20, 2017, we achieved a significant milestone this month, switching from our in-house digital marketing to launching a digital marketing program with Madwire’s Marketing 360 customer acquisition platform. We have enjoyed a better lead-to-sale rate with digital marketing than paid lead vendor programs and expect this milestone will allow our growing sales teams to be more successful and grow our revenue at a lower cost.”

Update on Installation Revenue:

(000’s omitted)	1st Quarter Preliminary Mar. 31, 2017	Last Quarter Reported Dec. 31, 2016
Residential segment	$3,629	$4,800
Sunetric segment	12	338
Total	$3,641	$5,138

Targets and Expectations:

•	Achieving break-even results in the fourth quarter of 2017 or the first quarter of 2018.
•	Steady and improving progress in sales growth for the remainder of 2017, with installation revenue growth delayed a quarter due to typical construction cycle time.
•	Expand into new states for sales of solar systems
•	Digital and content marketing, not vendor lead programs, to be the principal source of customer sourcing.
•	A reduction in construction cycle time.
•	Cash outflow from operations until break-even results are achieved. The company preliminarily expects to report working capital at March 31, 2017 of approximately $16 million.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is a residential and small business commercial solar Company since 1978 which has installed more than 25,000 solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. Information on such websites is not incorporated by reference into this press release.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

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Forward-Looking Statements and Cautionary Statements

The preliminary financial data discussed above consists of estimates derived from RGS Energy’s internal books and records and has been prepared by, and are the responsibility of, the company’s management. The preliminary estimates discussed above are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the first quarter ended March 31, 2017 are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “expect,” “target,” “plan,” “future,” “believe,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: the effect of electric power generation industry regulations in the states where RGS Energy operates, net electric power metering and related policies; the level of demand for RGS Energy’s solar energy systems; RGS Energy’s ability to implement its growth strategy, achieve its target level of sales, to generate cash flow from operations and to be awarded community solarize programs; RGS Energy’s ability to achieve break-even and better results; and RGS Energy’s ability to acquire cost-effective marketing leads, reduce cycle time for installations and expand its product offerings.

You should read the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K, as amended, which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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